UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246
(Address of Principal Executive Office) (Zip Code)

(646) 450-1843
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 30, 2012, Aspen Group, Inc. (“Aspen”) sold $363,000 of secured convertible notes ("Notes") in a private placement offering to 11 accredited investors.  This sale is in addition to the $1,231,000 of Notes that were previously sold and reported.  The Notes are convertible into shares of our common stock at the lesser of: (i) $1.00 or (ii) 95% of the price of common stock (or common stock equivalents) in the next private placement by the Public Company (the “Conversion Price”) and are due September 30, 2012.  Additionally, we issued 90,750 five-year warrants to the investors, exercisable at the Conversion Price.  In connection with these sales, we paid Laidlaw & Company (UK) Ltd. a placement agent fee of $36,300 and will issue Laidlaw a number of warrants equal to 10% of the total number of shares issuable to the investors upon conversion of the Notes (which will be based on the Conversion Price).  The net proceeds to Aspen were $324,200.  All of the Notes and warrants sold have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: June 5, 2012	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer